Exhibit 99.1

Walker & Dunlop Announces Departure of Deborah A. Wilson, EVP, CFO & Treasurer Effective March 31, 2013

BETHESDA, MD — December 17, 2012 — Walker & Dunlop, Inc. (NYSE: WD) announced today that Deborah A. Wilson will step down as Executive Vice President, Chief Financial Officer and Treasurer effective March 31, 2013.  Ms. Wilson will stay on through the completed audit of the Company’s 2012 financial statements and filing of the 2012 Form 10-K with the SEC.  The Company is working with an outside firm to conduct a nationwide search to fill the position.

“I would like to thank Debbie for all that she has done for Walker & Dunlop during her five years with the Company, all of which contribute to the excellent financial and market position the Company is in today.  During her time with Walker & Dunlop, Debbie successfully oversaw two major acquisitions and the Company’s IPO.  As a member of the Executive Team, Debbie showed dedication, leadership and integrity and we wish her nothing but happiness and success in her future endeavors,” commented Walker & Dunlop Chairman, President and Chief Executive Officer, Willy Walker.  “As Walker & Dunlop enters a new phase in its 75 year history, I am closely examining the needs of the Company at all levels.  We are conducting a nationwide search for an experienced finance executive that has an understanding of the commercial real estate finance business and demonstrated leadership skills inside a publicly traded company.  I am extremely excited about what the future holds for Walker & Dunlop and believe we are firmly on the path to creating the premier commercial real estate finance company in the United States.”

Debbie Wilson commented, “I am deeply grateful for my time at Walker & Dunlop.  Being a part of the Company’s tremendous growth has been both inspiring and stimulating.  I have learned an enormous amount working alongside this management team, and I thank each one of them.  The decision to leave was a very difficult one but I am looking forward to taking some time off after running very hard at Walker & Dunlop the past five years.  I have the utmost confidence in my team and know they will continue working at the highest caliber to contribute to the continued success of the Company.”

About Walker & Dunlop

Through its subsidiary Walker & Dunlop, LLC, Walker & Dunlop, Inc. (NYSE: WD) is one of the leading commercial real estate finance companies in the United States, with a primary focus on multifamily lending. As a Fannie Mae DUS®, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender, the Multifamily and FHA Finance groups are focused on lending to property owners, investors, and developers of multifamily properties across the country. The Capital Markets group specializes in financing commercial real estate for owners and investors across the United States, securing capital from large institutions such as life insurance companies, commercial banks, CMBS lenders, pension funds, and specialty finance companies. The Principal Investments group provides institutional advisory, asset management, and investment management services with respect to debt, structured debt and equity, including interim financing. Walker & Dunlop, LLC has over 400 employees located in 21 offices nationwide. More information about the Company can be found at www.walkerdunlop.com.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify forward-looking statements by the use of forward-looking terminology such as ‘‘believes’’ and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section entitled ‘‘Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent SEC filings.

Contacts:

Investors:	Media:
Claire Harvey	Susan Weber
Vice President, Investor Relations	Vice President, Marketing
Phone: 301/634-2143	Phone: 301/215-5515
charvey@walkerdunlop.com	sweber@walkerdunlop.com

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